Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

ALLEGHANY CORPORATION

DELAWARE

ARTICLE I.

STOCKHOLDERS

Section 1.  Annual Meetings

The annual meeting of stockholders for the election of directors and for the transaction of any other business that may properly come before the meeting in accordance with these by-laws of Alleghany Corporation (the “Corporation”) (as amended from time to time in accordance with the provisions hereof, these “By-laws”) shall be held at such date, at such time and at such place or places within or without the State of Delaware as may from time to time be determined from time to time by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors may for any reason postpone, adjourn, recess, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Section 2.  Special Meetings

Unless otherwise required by law or by the restated certificate of incorporation of the Corporation (including, without limitation, the terms of any certificate of designation with respect to any series of preferred stock), as amended and restated from time to time (the “Certificate of Incorporation”), at any time in the interval between regular meetings, special meetings of stockholders of the Corporation, for any purposes or purposes, may be called only by the Chair of the Board of Directors (the “Chair of the Board”) or by a majority of the Board of Directors, to be held at such times and at such places within or without the State of Delaware as may be specified in the notices of such meetings.  The notice of any special meeting shall state the purpose of the meeting and specify the action to be taken at said meeting and no business shall be transacted thereat except that specifically named in the notice.  The Chair of the Board or the Board of Directors may postpone, adjourn, recess, reschedule or cancel any special meeting of stockholders previously called by either of them.

Section 3.  Notice of Meeting

Whenever stockholders of the Corporation are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the date and time, place, if any, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting.  Written notice of any meeting shall be delivered personally, by mail or by electronic transmission (as defined below) (if permitted under the circumstances by the DGCL) at least ten (10) days and not more than sixty (60) days prior to the date of the meeting, by or at the direction of the Chair of the Board or the Board of Directors, to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting.  If mailed, such notice shall be deemed given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation.  If notice is given by means of electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL.  Such further notice shall be given as may be required by law.  Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting.  Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present.  For the purposes of these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 4.  Voting

At all meetings of stockholders any stockholder entitled to vote may vote in person or by proxy.  Such proxy or any revocation or amendment thereof, shall be in writing, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary of the Corporation at or before the meeting of stockholders.  The Corporation may require that such proxy indicate whether such stock is beneficially owned by a Substantial Stockholder, as defined in Article NINTH of the Certificate of Incorporation.

Section 5.  Quorum

Unless otherwise required by statute, the Certificate of Incorporation or these By-laws, at any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting (after giving effect to the provisions of Article NINTH of the Certificate of Incorporation) shall constitute a quorum.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If at any meeting of the stockholders there be less than a quorum present, the chairperson of the meeting, or in the absence of the chairperson of the meeting, stockholders so present at such meeting, by a majority in voting power thereof may, without further notice, adjourn the meeting from time to time in the manner provided in Article I, Section 9 of these By-laws until a quorum shall attend, but no business shall be transacted at any such adjournment except such as might have been lawfully transacted had the meeting not been adjourned.  In the event quorum is present at a meeting of the stockholders, only the Board of Directors or the chairperson of the meeting may adjourn the meeting and may do so for any reason from time to time in the manner provided in Article I, Section 9 of these By-laws.  If a quorum is present at the original duly organized meeting of stockholders, it shall also be deemed present at an adjourned session of such meeting, unless a new record date is set for the adjourned session.

Section 6.  Action at Meetings

Except as otherwise required by law, the Certificate of Incorporation or these By-laws, a majority of the votes (after giving effect to the provisions of Article NINTH of the Certificate of Incorporation) cast at a meeting at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, and the stockholders shall not be entitled to cumulate their votes upon the election of directors, or upon any other matter.  Any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.  A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee exceed the votes against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article I, Section 9 of these By-laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to stockholders.  If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 7.  Procedure at Meetings

In advance of any meeting of stockholders of the Corporation, the Board of Directors may, and if required by law, shall appoint one or more persons to serve as inspectors of election at any meeting of stockholders.  In the absence of such appointment, the chairperson of the meeting may make such appointment.  The inspectors of election shall receive, examine and tabulate all ballots, and proxies, including proxies filed with the Secretary, shall determine the presence or absence of a quorum and shall report to chairperson of the meeting the result of all voting taken at the meeting by ballot.

The Chair of the Board, or such other person as the Board of Directors may designate, shall act as chairperson of meetings of stockholders of the Corporation.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines; (h) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state and local laws and regulations concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (l) any guidelines and procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication.  The chairperson of a stockholder meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine and declare to the meeting that a matter or business was not properly brought before the meeting, and, if the chairperson should so determine, the chairperson shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered.  Except to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8.  Business of the Meeting; Notice of Stockholder Proposals and Director Nominations

At any annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder who (A) was a stockholder of record of the Corporation (1) at the time the notice provided for in this Article I, Section 8 is delivered to the Secretary of the Corporation, (2) on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting of stockholders and (3) through the date of such annual meeting of stockholders, (B) who is entitled to vote at the annual meeting and (C) who complies with the notice procedures set forth in this Article I, Section 8.  For the avoidance of doubt, compliance with the foregoing clause (ii) shall be the exclusive means for a stockholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders.

For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to this Article I, Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice must be delivered or mailed to the secretary of the Corporation and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of stockholders (provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, a stockholder’s notice must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.  In no event shall the adjournment, recess, postponement or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.

To be in proper written form, the notice of any stockholder giving notice under this Article I, Section 8 (each, a “Noticing Party”) must set forth:

(i)	as to each person whom such Noticing Party proposes to nominate for election as a director (each, a “Proposed Nominee”), if any:
a.	the name, age, business address and residence address of such Proposed Nominee;
b.	the principal occupation and employment of such Proposed Nominee;
c.

a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request), which questionnaire may include such questions, representations or other requirements as set forth by any applicable regulatory body with authority over the Corporation or its business;

d.

a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (III) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these By-laws and all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines and policies of the Corporation generally applicable to directors, and all applicable fiduciary duties under state law; (IV)

consents to being named as a nominee for the meeting and to serving a full term as a director of the Corporation, if elected; and (V) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

e.

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and such Noticing Party or any Stockholder Associated Person (as defined below), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; and

f.

all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);

(ii)	as to any other business that such Noticing Party proposes to bring before the meeting:
a.	a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
b.

the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment);

c.	the reasons for conducting such business at the meeting;
d.

a complete and accurate description of any material interest in such business of such stockholder and any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom; and

e.

all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such Noticing Party or any Stockholder Associated Person pursuant to the Proxy Rules;
(iii)	as to such Noticing Party, each Proposed Nominee and each Stockholder Associated Person:
a.	the name and address of such Noticing Party, each Proposed Nominee and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);
b.

the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially and/or of record by such Noticing Party, any Proposed Nominee or any Stockholder Associated Person and the date or dates such shares were acquired and the investment intent of such acquisition(s);

c.

the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party, any Proposed Nominee or any Stockholder Associated Person and any pledge by such Noticing Party, any Proposed Nominee or any Stockholder Associated Person with respect to any of such securities;

d.	any short interest of such stockholder, Proposed Nominee or Stockholder Associated Person in any security of the Corporation;
e.

a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, options, warrants, convertible securities, stock appreciation or similar rights and borrowed or loaned shares) that have been entered into by, or on behalf of, such Noticing Party, any Proposed Nominee or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party, any Proposed Nominee or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”) and any other information about such Derivative Instrument that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, if such Derivative Instruments were treated the same as securities of the Corporation under such requirements;

f.	any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party, any Proposed Nominee or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party, such Proposed Nominee or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

g.

a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any of the Stockholder Associated Persons or (II) between or among such Noticing Party or any Stockholder Associated Person and any other person or entity (naming each such person or entity) or any Proposed Nominee, including, without limitation, (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such Noticing Party or any Stockholder Associated Person has a right to vote any security of the Corporation, (y) any understanding, written or oral, that such Noticing Party or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Stockholder Associated Person and (z) any other agreements that would be required to be disclosed by such Noticing Party, any Proposed Nominee, any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D pursuant to Section 13 of the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such Noticing Party, any Proposed Nominee, any Stockholder Associated Person or any other person or entity);

h.

any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party, any Proposed Nominee or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

i.

any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party, any Proposed Nominee or any Stockholder Associated Person is (I) a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

j.

any significant equity interests or any Derivative Instruments or short interests in any principal competitor of the Corporation held by such Noticing Party, any Proposed Nominee or any Stockholder Associated Person;

k.

any direct or indirect interest of such Noticing Party, any Proposed Nominee or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);

l.

a description of any material interest of such Noticing Party, any Proposed Nominee or any Stockholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;

m.

a complete an accurate description of any performance-related fees (other than an asset-based fee) to which such Noticing Party, any Proposed Nominee or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including, without limitation, any such interests held by members of any Proposed Nominee’s or Stockholder Associated Person’s immediate family sharing the same household;

n.

a complete and accurate description of any pending or threatened legal proceeding in which such Noticing Party, Proposed Nominee or Stockholder Associated Person is a party or participant involving the Corporation or any officer, affiliate or associate (as defined below) of the Corporation;

o.

the investment strategy or objective, if any, of such Noticing Party, any Proposed Nominee or any Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the Noticing Party or any Stockholder Associated Person; and

p.

all other information relating to such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing in connection with the solicitation of proxies in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules; and

(iv)	as to the Noticing Party and any Stockholder Associated Person:
a.

a representation from the Noticing Party that (I) such Noticing Party (x) is a holder of record of stock of the Corporation entitled to vote at such meeting, (y) intends to vote such stock at such meeting, and (z) intends to appear in person or by proxy at the meeting to nominate any Proposed Nominees or bring such business before the meeting; and (II) if such Noticing Party does not appear to present such Proposed Nominee or proposal at such meeting, the Corporation need not present such Proposed Nominee or proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
b.

a representation whether the Noticing Party and/or Stockholder Associated Person, if any, intends or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal(s) or elect the nominee(s) and/or (II) otherwise to solicit proxies from stockholders in support of such proposal(s) or nomination(s);

c.

the investment strategy or objective, if any, of such Noticing Party and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

d.

any other information relating to such Noticing Party and any Stockholder Associated Person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(v)

Notwithstanding anything in the By-laws to the contrary, no business shall be brought before or conducted at the annual meeting except in accordance with the provisions of this Article I, Section 8.  The chairperson of the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 8 and, if he or she shall so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be so transacted.

At any special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

For purposes of these By-laws, (i) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (iii) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (iv) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (v) “short interest” shall mean any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called

“stock borrowing” agreement or arrangement, involving any Noticing Party or any Stockholder Associated Person of any Noticing Party directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Noticing Party or any Stockholder Associated Person of any Noticing Party with respect to any class or series of shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the Corporation; and (vi) “Stockholder Associated Person” shall mean, with respect to any Noticing Party, (a) any person directly or indirectly controlling, controlled by, under common control with such Noticing Party, (b) any member of the immediate family of such Noticing Party sharing the same household, (c) any person who is a member of a “group” (as such term is used in Rule 13d‑5 under the Exchange Act (or any successor provision at law)) with or otherwise acting in concert with such Noticing Party or Stockholder Associated Person with respect to the stock of the Corporation, (d) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party or Stockholder Associated Person (other than a stockholder that is a depositary), (e) any affiliate or associate of such Noticing Party or any Stockholder Associated Person, (f) any participant (as defined in paragraphs (a)(ii)‑(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or Stockholder Associated Person with respect to any proposed business or nominations, as applicable, and (g) any Proposed Nominee.

Section 9.  Adjournments

Regardless of whether a quorum is present, any meeting of stockholders may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, and the means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

ARTICLE II.

DIRECTORS

Section 1.  Number and Election

The number of directors shall be as provided in the Certificate of Incorporation of the Corporation.  Except as provided in Article II, Section 2 of these By-laws, directors shall be elected at the annual meeting of the stockholders in accordance with the Certificate of

Incorporation and each director shall hold office until his or her successor is elected and qualified or until such director’s earlier death, resignation or removal.

Section 2.  Vacancies

Subject to the rights of the holders of any series of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increases in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director’s successor shall have been duly elected and qualified.

Section 3.  Regular Meetings

Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

Section 4.  Special Meetings

Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the Chair of the Board and shall be called by the Chair of the Board upon the request of any three directors.

Section 5.  Notice of Meeting

Notice of regular meetings of the Board of Directors need not be given.

Notice of every special meeting of the Board of Directors stating the place, date and time of the meeting shall be given to each director, by (a) deposit in the mail at least seventy-two hours before the meeting, or (b) telephone communication directly with such person, the dispatch of a telegraphic communication to his or her address, actual delivery to his or her address, email, facsimile or other means of electronic transmission delivered or sent not less than twenty-four (24) hours before the meeting, or on such shorter notice as the Chair of the Board may deem necessary or appropriate in the circumstances.  If given to a director by mail, telegraph or actual delivery to his or her address, such notice shall be sent or delivered to his or her business or residential address as shown on the records of the Secretary or an Assistant Secretary of the Corporation, or to such other address as shall have been furnished to the Secretary or an Assistant Secretary of the Corporation by him or her for the purpose.  Any director may waive notice of any meeting before or after the meeting.  The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.  A special meeting of the Board of Directors may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in accordance with these By-laws.

Section 6.  Quorum; Action at Meetings

A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if, at any meeting of the Board, there be less than a quorum present, the members at the meeting may, without further notice, adjourn the same from time to time until a quorum shall attend.  Except as herein or in the Certificate of Incorporation provided or as required by law, a majority of such quorum shall decide any questions that may come before the meeting.

Section 7.  Participating in Meeting by Conference Telephone

Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.

Section 8.  Dividends

Anything in these By-laws to the contrary notwithstanding, the declaration of dividends or other distributions on the capital stock of the Corporation, whether in cash or property (other than the dividend preference payable on any preferred stock of the Corporation outstanding from time to time), may be authorized only by vote of in excess of three-quarters (75%) of the directors present at a meeting duly called at which a quorum is present.

Section 9.  Chair of the Board

The Board of Directors may appoint one of its number as Chair of the Board to serve at the pleasure of the Board of Directors.  The Chair of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties and exercise such other powers as may be assigned to him or her from time to time by the Board of Directors.  The position of Chair of the Board shall not constitute an officer position of the Corporation and the Chair of the Board shall not be assigned any duties or powers which could result in the Chair of the Board being considered an executive officer of the Corporation as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended.

Section 10.  Vice Chair of the Board

In addition to the appointment of a Chair of the Board, as provided in Article II, Section 9 of these By‑laws, the Board of Directors may appoint one of its number to the position of Vice Chair of the Board to serve at the pleasure of the Board.  The position of Vice Chair of the Board shall not constitute an officer position of the Corporation.  The Vice Chair of the Board shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board of Directors or the Chair of the Board, but shall not be assigned any duties or powers which could result in the Vice Chair of the Board being considered an executive officer of the Corporation as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended.

ARTICLE III.

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1.  Election

The Board of Directors may appoint one or more committees composed of two or more of its members, and may appoint one of the members of each such committee to the office of chair thereof.  Members of the committees of the Board of Directors shall hold office for a term of one year and until their successors are appointed and qualify or until they shall cease to be directors.

Section 2.  Powers

The committees of the Board of Directors shall have such powers as shall be properly delegated to them by the Board of Directors.

Section 3.  Vacancies

If the office of any member of any committee becomes vacant by death, resignation, or otherwise, such vacancy may be filled from the members of the Board of Directors by the Board of Directors.

Section 4.  Substitute Members

In the event that a member of any committee is absent from a meeting of the committee, the members of the committee present at the meeting whether or not they constitute a quorum may appoint another director to act in place of the absent member.

Section 5.  Meetings and Notice of Meetings

All committees of the Board of Directors shall meet at such times and upon such notice as they may determine.

Section 6.  Quorum; Action at Meetings

At any meeting of any committee, however called, a majority of the members shall constitute a quorum for the transaction of business.  A majority of such quorum shall decide any questions that may come before the meeting.

ARTICLE IV.

OFFICERS

Section 1.  Election and Number

The Board of Directors shall appoint a Chief Executive Officer from among the directors, and a Secretary and a Treasurer, who need not be directors.  The Board of Directors may also appoint a President, an Executive Vice President and one or more Senior Vice Presidents and/or Vice Presidents, who need not be directors.  All officers of the Corporation shall hold office at the pleasure of the Board of Directors.  Any two or more offices, except those of President and Vice President, may, at the discretion of the Board of Directors, be held by the same person.  The Board of Directors may from time to time appoint such other officers and agents with such powers and duties as the Board of Directors may prescribe.

Section 2.  Chief Executive Officer

The Chief Executive Officer shall be the chief executive officer and the chief operating officer of the Corporation.  In the absence of the Chair of the Board, he or she shall preside at all meetings of the Board of Directors.  Subject to the control of the Board of Directors, he or she shall have direct power and authority over the business and affairs of the Corporation.  The Chief Executive Officer shall perform such other duties and exercise such other powers as may be assigned to him or her from time to time by the Board of Directors.

Section 3.  President

The President shall perform the duties of the Chief Executive Officer in his or her absence or during his or her disability to act.  In addition, the President shall perform the duties and exercise the powers usually incident to such office and/or shall perform such other duties and exercise such other powers as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.  Executive Vice President

The Executive Vice President shall perform the duties of President in his or her absence or during his or her disability to act.  In addition, the Executive Vice President shall perform the duties and exercise the powers usually incident to such office and/or such other duties and powers as may be properly assigned thereto from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 5.  Senior Vice Presidents

The Senior Vice President or Senior Vice Presidents shall perform the duties of the Executive Vice President in his or her absence or during his or her disability to act.  In addition, the Senior Vice President or Senior Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chief Executive Officer, the President or the Executive Vice President having supervisory authority over them.

Section 6.  Vice Presidents

The Vice President or Vice Presidents shall perform the duties of the Senior Vice President or Senior Vice Presidents in his, her or their absence or during his, her or their disability to act.  In addition, the Vice President or Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chief

Executive Officer, the President, the Executive Vice President or any Senior Vice President having supervisory authority over them.

Section 7.  Secretary

The Secretary shall issue notices of meetings, keep the minutes of the Board of Directors and its committees, have charge of the corporate seal, and perform such other duties and exercise such other powers as are usually incident to such office or are properly assigned thereto by the Board of Directors, the Chief Executive Officer, the President, the Executive Vice President or any Senior Vice President or Vice President having supervisory authority over him or her.

Section 8.  Treasurer

The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account.  The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies as the Board of Directors from time to time shall designate.  He or she shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office or are properly assigned to him or her by the Board of Directors, the Chief Executive Officer, the President, the Executive Vice President or any Senior Vice President or Vice President having supervisory authority over him or her, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors.

Section 9.  Controller

The Controller shall be responsible for the accounting policies and practices of the Corporation, maintain its financial records, collect and consolidate the financial results of its subsidiaries and other operating units, prepare its financial reports, determine the amount and source of the funds required to meet its financial obligations, and perform such other duties and exercise such other powers as are usually incident to such office or are properly assigned thereto by the Board of Directors, the Chief Executive Officer, the President, the Executive Vice President or any Senior Vice President or Vice President having supervisory authority over him or her.

Section 10.  Assistant Secretary; Assistant Treasurer

The Board of Directors may appoint one or more assistant secretaries and one or more assistant treasurers, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these By-laws to the Secretary or Treasurer, as the case may be, or as are properly assigned thereto by the Board of Directors, the Chief Executive Officer, the President, the Secretary or Treasurer as the case may be, or any other officer having supervisory authority over them.

ARTICLE V.

FISCAL YEAR

The fiscal year of the Corporation shall end on the thirty-first day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

ARTICLE VI.

SEAL

The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary or an Assistant Secretary.

ARTICLE VII.

STOCK

Section 1.  Certificates of Stock

Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL.  Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation in such form as may be approved by the Board of Directors and shall be signed, manually or by facsimile, by the Chair of the Board, President, Executive Vice President, a Senior Vice President or a Vice President, and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and sealed with the seal of Corporation or a facsimile thereof.

To the extent required by the DGCL, within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, any restrictions on the transfer or registration of such shares of stock imposed by the Certificate of Incorporation, these By-laws, any agreement among stockholders or any agreement between stockholders and the Corporation, and any other information required to be set forth or stated on stock certificates pursuant to the DGCL.

Section 2.  Transfers

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock, whether certificated or uncertificated.  The Board of Directors may appoint Transfer Agents and Registrars thereof.

Section 3.  Record Date; Closing of Transfer Books

The Board of Directors may fix a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of or to vote at a meeting or any adjournment thereof, receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock.  The record date may not be more than sixty (60) nor less than ten (10) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

Section 4.  Lost Certificates

The Board of Directors may determine the conditions upon which a new certificate of stock will be issued to replace a certificate which is alleged to have been lost, stolen, mutilated or destroyed, and the Board of Directors may delegate to any officer of the Corporation the power to make such determinations and to cause such replacement certificates to be issued.

Section 5.  Warrants

The foregoing provisions relative to shares of capital stock of the Corporation shall also apply to allotments, warrants or other rights representing shares of capital stock in the Corporation which may be issued from time to time by a vote of the Board of Directors in such form as they may approve.

Section 6.  Stock Ledger

The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  The original stock ledger shall be kept at the office of the Corporation’s Transfer Agent.

ARTICLE VIII.

SIGNATURES

Section 1.  Negotiable Instruments

All checks, drafts, notes, or other obligations of the Corporation shall be signed (a) by any two officers of the Corporation of the rank of President, Executive Vice President, Senior Vice President or Vice President, (b) by the President, Executive Vice President, any Senior Vice President or any Vice President, and by the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary, or (c) as otherwise authorized by the Board of Directors; provided, however, that bonds, debentures or notes issued under a mortgage indenture or trust agreement with a bank or trust company as trustee and coupons attached or pertaining to any such bonds, debentures or notes may be executed manually or by facsimile.

Section 2.  Stock Transfers

All endorsements, assignments, transfers, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation (a) by any two officers of the Corporation of the rank of President, Executive Vice President, Senior Vice President or Vice President, or (b) by the President, Executive Vice President, any Senior Vice President or any Vice President, and by the Secretary or any Assistant Secretary, or (c) as otherwise authorized by the Board of Directors.

ARTICLE IX.

WAIVER OF NOTICE OF MEETINGS

Section 1.  Stockholders

Notice of the time, place and/or purpose of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in a writing filed with the records of the meeting, either before or after the holding thereof, waive notice of any stockholders’ meeting, notice thereof need not be given to him or her.

Section 2.  Directors

Notice of any meeting of the Board of Directors or of any committee thereof need not be given to any director if he or she shall attend such meeting in person, or shall in a writing filed with the records of the meeting, either before or after the holding thereof, waive such notice; and any meeting of the Board of Directors or of any committee thereof shall be a legal meeting without any notice thereof having been given if all such directors shall be present at such meeting.

ARTICLE X.

VOTING OF STOCKS

Unless otherwise ordered by the Board of Directors, the President, the Executive Vice President, any Senior Vice President or any Vice President of this Corporation shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock and at such meeting may exercise any or all rights and powers incident to the ownership of such stock and which as owner thereof the Corporation might exercise if present, and to execute on behalf of the Corporation a proxy or proxies empowering others to act as aforesaid.  The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE XI.

CHECKS, NOTES, ETC.

All checks on the Corporation’s bank accounts and all drafts, bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such person or persons as shall be authorized to do so from time to time by the Board of Directors or by the committee or officer or officers of the Corporation to whom the Board of Directors shall have delegated the power to authorize such signing; provided, however, that the signature of any person so authorized on checks and drafts drawn on the Corporation’s dividend and special accounts may be in facsimile if the Board of Directors or such committee or officer or officers, whichever shall have authorized such person to sign such checks or drafts, shall have authorized such person to sign in facsimile, and provided further that in case notes or other instruments for the payment of money (other than notes, bonds or debentures issued under a trust instrument of the Corporation) are required to be signed by two persons, the signature thereon of only one of the persons signing any such note or other instrument may be in facsimile, and that in the case of notes, bonds or debentures issued under a trust instrument of the Corporation and required to be signed by two officers of the Corporation, the signatures of both such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the Corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument and provided further that in case any person or persons who shall have signed any such note or other instrument, either manually or in facsimile, shall have ceased to be a person or persons so authorized to sign any such note or other instrument, whether because of death or by reason of any other fact or circumstance, before such note or other instrument shall have been delivered by the Corporation, such note or other instrument may, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who so signed such note or other instrument had not ceased to be such a person or persons.

ARTICLE XII.

OFFICES

The Corporation may have offices outside the State of Delaware at such places as shall be determined from time to time by the Board of Directors.

ARTICLE XIII.

FORUM FOR CERTAIN ACTIONS

Section 1.  Forum

Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, these By-laws or the Certificate of Incorporation (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.

Section 2.  Personal Jurisdiction

If any action the subject matter of which is within the scope of Article XIII, Section 1 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Article XIII, Section 1 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 3.  Enforceability

If any provision of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XIII, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Section 4.  Notice and Consent

For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

ARTICLE XIV.

AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, (1) these By-laws may be amended, altered or repealed by the stockholders at any annual or special meeting by the affirmative vote of at least 75% of the voting power of the outstanding shares of Voting Stock (as defined in the Certificate of Incorporation) (after giving effect to the provisions of Article NINTH of the

Certificate of Incorporation) and (2) these By-laws may be amended, altered or repealed by the Board of Directors by the affirmative vote of a majority of the Whole Board.

ARTICLE XV.

EMERGENCY BY-LAWS

Section 1.  Emergency By-laws

This Article XV shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including, without limitation, a pandemic), as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision of the preceding Sections of these By-laws or in the Certificate of Incorporation.  To the extent not inconsistent with the provisions of this Article XV, the preceding Sections of these By-laws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article XV shall cease to be operative unless and until another Emergency shall occur.

Section 2.  Meetings; Notice

During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or such committee or the Chair of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation.  Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach.  Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 3.  Quorum

At any meeting of the Board of Directors called in accordance with Article XV, Section 2 above, the presence or participation of one director shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Article XV, Section 2 above, the presence or participation of one committee member shall constitute a quorum for the transaction of business.  In the event that no directors are able to attend a meeting of the Board of Directors or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.

Section 4.  Liability

No officer, director or employee of the Corporation acting in accordance with the provisions of this Article XV shall be liable except for willful misconduct.

Section 5.  Amendments

At any meeting called in accordance with Article XV, Section 2 above, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article XV as it deems it to be in the best interests of the Corporation so as to make any provision that may be practical or necessary for the circumstances of the Emergency.

Section 6.  Repeal or Change

The provisions of this Article XV shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Article XV, Section 4 above with regard to action taken prior to the time of such repeal or change.

Section 7.  Definitions

For purposes of this Article XV, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.

As amended November 3, 2020